SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               -----------------

Date of Report (Date of earliest                Commission File Number 000-26076
event reported) July 1, 1998


                         SINCLAIR BROADCAST GROUP, INC.
                           (Exact name of registrant)


          Maryland                                  52-1494660
   (State of organization)              (I.R.S. Employer Identification Number)


                              2000 West 41st Street
                            Baltimore, Maryland 21211
              (Address of principal executive offices and zip code)

                                 (410) 467-5005
                         (Registrant's telephone Number)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 1, 1998, Sinclair Broadcast Group, Inc, (the "Company") acquired all of the issued and outstanding capital stock of Sullivan Broadcast Holdings, Inc. ("Sullivan"). Sullivan is a television broadcast company, and the Company intends to continue to use the assets of Sullivan for substantially the same purposes. The purchase price for the equity of Sullivan was approximately $ 1 billion in cash and assumed debt paid at the closing. The purchase price was based on the Company's evaluation of the financial condition, business operations and prospects of Sullivan and was negotiated in an arms-length transaction among unrelated and unaffiliated parties. The total consideration payable is subject to adjustment based on a final determination of: (i) the annualized cash flow of Sullivan for the period prior to the acquisition; (ii) the working capital of Sullivan at the time of the acquisition; and (iii) collection of receivables of Sullivan outstanding at the time of the acquisition. Funds for the acquisition were obtained from a draw on the Company's existing line of credit with The Chase Manhattan Bank, as agent.

     On July 6, 1998, the Company acquired all of the issued and outstanding equity and certain assets of Max Media Properties, L.L.C. and its affiliates ("Max Media"). Max Media is a television and radio broadcasting company. The Company intends to continue to use the assets of Max Media for substantially the same purposes. The purchase price for the equity of Max Media was $252 million in cash. The purchase price was based on the Company's evaluation of the financial condition, business operations and prospects of Max Media and was negotiated in an arms-length transaction among unrelated and unaffiliated parties. Funds for the acquisition were obtained from a draw on the Company's existing line of credit with The Chase Manhattan Bank, as agent.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements. It is impracticable to provide the required financial statements at this time. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

     (b) Pro forma financial information. It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date by which this report on Form 8-K must be filed.

     (c) No exhibits are filed with this report. The acquisition agreements relating to the acquisitions set forth in Item 2 were previously filed as exhibits to the Company's Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission on March 17, 1998.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SINCLAIR BROADCAST GROUP, INC.



                                       By: /s/ David B. Amy
                                          -------------------------------------
                                       Name:    David B. Amy
                                       Title:   Chief Financial Officer



Dated: July 16, 1998